    As filed with the Securities and Exchange Commission on February 27, 2003
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                   AVAYA INC.
             (Exact Name of Registrant as specified in its charter)

           DELAWARE                                       22-3713430
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

        211 Mount Airy Road
     Basking Ridge, New Jersey                              07920
(Address of principal executive offices)                  (Zip code)


                  Avaya Inc. 2003 Employee Stock Purchase Plan
                              (Full title of plan)

                  Please send copies of all communications to:
                                Pamela F. Craven
              Senior Vice President, General Counsel and Secretary
                               211 Mount Airy Road
                         Basking Ridge, New Jersey 07920
                                 (908) 953-6000
                 (Name, Address and telephone number, including
                        area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================
     Title of Each Class of       Amount to be    Proposed Maximum Offering       Proposed Maximum         Amount of
 Securities to be Registered (1)   Registered        Price per Share (2)      Aggregate Offering Price  Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per   30,000,000            $2.04                     $61,200,000              $5,630.40
  share, and related Preferred
    Stock Purchase Rights (3)
========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Avaya Inc. 2003 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are calculated using the average of the high and low prices for Avaya Inc. Common Stock on the New York Stock Exchange on February 25, 2003, which average was $2.04.

(3) No separate consideration will be received for the Preferred Stock Purchase Rights, which initially will trade together with the Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information concerning the Avaya Inc. 2003 Employee Stock Purchase Plan (the "Plan") required by Item 1 of Part I of Form S-8 and the statement of availability of Registrant Information and Employee Plan Annual Information and other information required by Item 2 of
Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "SEC" or the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Avaya Inc. (the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents have been filed by the Company with the Commission and are incorporated herein by reference (File No. 001-15951):

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002.

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002.

         (3) The Company's Current Reports on Form 8-K filed on January 6, 2003, January 9, 2003, January 10, 2003, January 22, 2003,
                  January 24, 2003, January 28, 2003, January 29, 2003 and January 31, 2003.

         (4) The "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, as amended as of September 14, 2000, and any other amendments or reports filed for the purpose of updating such description.

          All documents, filed subsequent to the date hereof by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.   DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Restated Certificate of Incorporation of Avaya Inc. (the "Certificate of Incorporation") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal. While the Company's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Company's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

            The Company's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

            The Company's Certificate of Incorporation also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company. The directors and officers of the Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.   EXHIBITS

The following exhibits are filed with this Registration Statement:

          Exhibit Number                              Description of Exhibit
          --------------                              ----------------------
                4.1            Restated Certificate of Incorporation (Incorporated by reference to
                               Exhibit 3.1 of the registrant's Form 10-Q filed with the SEC on
                               February 12, 2003, File No. 001-15951).

                4.2            Rights Agreement between Avaya Inc. and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.4 to the registrant's Registration Statement (No. 001-15951) on Form 10).

                4.3            Amendment No. 1 to Rights Agreement between Avaya Inc. and the Bank of New York as Rights Agent (Incorporated by reference to the registrant's Current Report on Form 8-K dated February 27, 2002).

                5.1            Opinion of Pamela F. Craven, Senior Vice President, General Counsel
                               and Secretary of Avaya Inc., as to the legality of the securities to be issued.

               23.1            Consent of Pamela F. Craven is included in the opinion filed as
                               Exhibit 5.1 hereto.

               23.2            Consent of PricewaterhouseCoopers LLP

               24.1            Power of Attorney

ITEM 9.   UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basking Ridge, New Jersey on February 27, 2003.

                                 AVAYA INC.

                                 By:/s/  GARRY K. MCGUIRE
                                    -----------------------------
                                    Name:    Garry K. McGuire
                                    Title:   Chief Financial Officer and Senior
                                             Vice President, Operations

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

             Signature                                    Title                                 Date
             ---------                                    -----                                 ----
                                       Chairman and Chief Executive Officer
/s/ Donald K. Peterson                 (Principal Executive Officer)                    February 27, 2003
------------------------------------
Donald K. Peterson

                                       Chief Financial Officer and Senior Vice
                                       President, Operations (Principal Financial
/s/ Garry K. McGuire, Sr.              Officer)                                         February 27, 2003
------------------------------------
Garry K. McGuire, Sr.

                                       Vice President and Controller (Principal
/s/ Charles D. Peiffer                 Accounting Officer)                              February 27, 2003
------------------------------------
Charles D. Peiffer

Directors:

/s/ Joseph P. Landy                    Director                                         February 27, 2003
------------------------------------
Joseph P. Landy

/s/ Mark Leslie                        Director                                         February 27, 2003
------------------------------------
Mark Leslie

/s/ Philip A. Odeen                    Director                                         February 27, 2003
------------------------------------
Philip A. Odeen

/s/ Daniel C. Stanzione                Director                                         February 27, 2003
------------------------------------
Daniel C. Stanzione

       *                               Director                                         February 27, 2003
------------------------------------
Paula Stern

       *                               Director                                         February 27, 2003
------------------------------------
Ronald L. Zarrella


*By  Charles D. Peiffer
     -------------------------------
     Attorney-in-fact



                                  EXHIBIT INDEX

Exhibit Number                             Description of Exhibit
--------------                             ----------------------
      4.1           Restated Certificate of Incorporation (Incorporated by reference to
                    Exhibit 3.1 of the registrant's Form 10-Q filed with the SEC on
                    February 12, 2003, File No. 001-15951).

      4.2           Rights Agreement between Avaya Inc. and The Bank of New York, as rights agent (incorporated by reference to Exhibit 4.4 to the registrant's Registration Statement (No. 001-15951) on Form 10).

      4.3           Amendment No. 1 to Rights Agreement between Avaya Inc. and the Bank of New York as Rights Agent (Incorporated by reference to the registrant's Current Report on Form 8-K dated February 27, 2002).

      5.1           Opinion of Pamela F. Craven, Senior Vice President, General Counsel
                    and Secretary of Avaya Inc., as to the legality of the securities to be issued.

     23.1           Consent of Pamela F. Craven is included in the opinion filed as
                    Exhibit 5.1 hereto.

     23.2           Consent of PricewaterhouseCoopers LLP

     24.1           Power of Attorney